Exhibit 12

                                      THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                               SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               -------------------------------------------------------------

                                                            Fiscal Year Ended September 30,
                                                            -------------------------------
                                            2004          2003            2002            2001         2000
                                            ----          ----            ----            ----         ----
                                                                 (Thousands of Dollars)
Income before interest
 charges and income taxes                  $84,142       $80,185         $60,440        $73,742       $64,078
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,333         2,873           2,662            313           310
                                     -------------------------------------------------------------------------
           Total Earnings                  $86,475       $83,058         $63,102        $74,055       $64,388
                                     =========================================================================


Interest on long-term debt                 $22,010       $20,169         $20,820        $18,372       $15,164
Other Interest                               6,750         6,717           4,989         10,067         8,844
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,333         2,873           2,662            313           310
                                     -------------------------------------------------------------------------
       Total Fixed Charges                 $31,093       $29,759         $28,471        $28,752       $24,318
                                     =========================================================================


Ratio of Earnings to Fixed
 Charges                                      2.78          2.79            2.22           2.58          2.65






                                                    LACLEDE GAS COMPANY

                               SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               -------------------------------------------------------------

                                                            Fiscal Year Ended September 30,
                                                            -------------------------------
                                            2004          2003            2002            2001         2000
                                            ----          ----            ----            ----         ----
                                                                 (Thousands of Dollars)

Income before interest
 charges and income taxes                  $73,956       $76,274         $56,154        $73,742       $64,078
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         538           457             315            313           310
                                     -------------------------------------------------------------------------
           Total Earnings                  $74,494       $76,731         $56,469        $74,055       $64,388
                                     =========================================================================

Interest on long-term debt                 $22,010       $20,169         $20,820        $18,372       $15,164
Other Interest                               3,192         3,752           4,285         10,067         8,844
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         538           457             315            313           310
                                     -------------------------------------------------------------------------
       Total Fixed Charges                 $25,740       $24,378         $25,420        $28,752       $24,318
                                     =========================================================================


Ratio of Earnings to Fixed
 Charges                                      2.89          3.15            2.22           2.58          2.65